UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

CARRAMERICA REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11706	52-1796339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 K Street, N.W. Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

(202) 729-1700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 2, 2005, CarrAmerica Realty Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) and Terms Agreement (the “Terms Agreement”), each with Goldman, Sachs & Co., in connection with the sale and issuance by the Company of 2,649,000 shares of its common stock, par value $.01 per share. The closing of this offering is expected to occur on August 5, 2005. Pursuant to the terms of the Underwriting Agreement, the Company granted Goldman, Sachs & Co. a 30-day option to purchase up to an additional 397,350 shares of common stock. Such option has not yet been exercised. Copies of the Underwriting Agreement and Terms Agreement are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits.

The following exhibits are filed as part of this report:

1.1	Underwriting Agreement, dated as of August 2, 2005 by and between the Company and Goldman, Sachs & Co.

1.2	Terms Agreement, dated as of August 2, 2005 by and between the Company and Goldman, Sachs & Co.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common stock

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRAMERICA REALTY CORPORATION

Date: August 4, 2005	By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of August 2, 2005 by and between the Company and Goldman Sachs & Co.

1.2	Terms Agreement, dated as of August 2, 2005 by and between the Company and Goldman, Sachs & Co.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common stock

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)